Exhibit 4.2

EXECUTION COPY

BJ SERVICES COMPANY

and

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 8, 2006

to

Indenture dated as of June 8, 2006

$250,000,000

5.75% Senior Notes due 2011

TABLE OF CONTENTS

		Page
	ARTICLE I

	THE 2011 NOTES

SECTION 1.1	Form	1
SECTION 1.2	Title, Amount and Payment of Principal and Interest	2
SECTION 1.3	Security Registrar and Paying Agent	3
SECTION 1.4	Transfer and Exchange	3
SECTION 1.5	Defeasance and Discharge	3
SECTION 1.6	Amendment to Article Ten of the Original Indenture	3
SECTION 1.7	Additional Definitions	4

	ARTICLE II

	REDEMPTION

SECTION 2.1	Redemption	4

	ARTICLE III

	MISCELLANEOUS PROVISIONS

SECTION 3.1	Table of Contents; Headings	4
SECTION 3.2	Counterpart Originals	4
SECTION 3.3	Governing Law	4
SECTION 3.4	The Trustee	4

EXHIBIT A	Form of 2011 Note	A-1

i

THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 8, 2006, is among BJ Services Company, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”). Each capitalized term used but not defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture (as defined below).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 8, 2006 (the “Original Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Securities”);

WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Original Indenture and this First Supplemental Indenture a series of Securities designated the “5.75% Senior Notes due 2011” (the “2011 Notes”);

WHEREAS, the Company desires to cause the issuance of the 2011 Notes pursuant to Sections 2.1, 3.1, 3.3 and 9.1(l) of the Original Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Securities of any series;

WHEREAS, pursuant to Section 9.1 of the Original Indenture, the Company has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the 2011 Notes;

WHEREAS, all things necessary have been done to make the 2011 Notes, when executed by the Company and authenticated and delivered hereunder and under the Original Indenture, the valid obligations of the Company and to make this First Supplemental Indenture a valid agreement of the Company enforceable in accordance with its terms.

NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions shall supplement the Original Indenture:

ARTICLE I

THE 2011 NOTES

SECTION 1.1 Form. The 2011 Notes (including the related Trustee’s certificate of authentication) shall be substantially in the form of Exhibit A to this First Supplemental Indenture, which is hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the 2011 Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The 2011 Notes shall be issued only as registered Securities. The 2011 Notes shall be issued upon original issuance in whole in the form of one or more Global Securities. Each 2011 Note issued upon original issuance in the form of Global Securities shall represent such of the

Outstanding 2011 Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2011 Notes from time to time endorsed thereon and that the aggregate amount of Outstanding 2011 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a 2011 Note in the form of Global Securities to reflect the amount, or any increase or decrease in the amount, of Outstanding 2011 Notes represented thereby shall be made by the Trustee in accordance with such written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the 2011 Note in the form of a Global Security.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the 2011 Notes issued in the form of Global Securities.

SECTION 1.2 Title, Amount and Payment of Principal and Interest. The 2011 Notes shall be entitled the “5.75% Senior Notes due 2011.” The Trustee shall authenticate and deliver (i) 2011 Notes for original issuance on the date hereof (the “Original 2011 Notes”) in the aggregate principal amount of $250 million, (ii) additional 2011 Notes for original issuance from time to time after the date hereof in such principal amounts as may be specified in the Company Order described in this sentence, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 3.3 of the Indenture. Such order shall specify the amount of additional 2011 Notes to be authenticated, the date on which such additional 2011 Notes are to be issued and authenticated, and the name or names of the initial Holder or Holders of such additional 2011 Notes. The aggregate principal amount of 2011 Notes that may be outstanding at any time may not exceed $250 million plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as otherwise provided in the Indenture.

The principal amount of each 2011 Note shall be payable on June 1, 2011. Each 2011 Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.75% per annum. The dates on which interest on the 2011 Notes shall be payable shall be June 1 and December 1 of each year, commencing December 1, 2006 in the case of the Original 2011 Notes (the “Interest Payment Dates”). The regular record date for interest payable on the 2011 Notes on any Interest Payment Date shall be the May 15 or November 15 (the “Regular Record Date”), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder of a 2011 Note on such Regular Record Date and either may be paid to the Person in whose name such 2011 Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of such 2011 Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.

Payments of principal of, premium, if any, and interest due on the 2011 Notes representing 2011 Notes in the form of Global Securities on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

SECTION 1.3 Security Registrar and Paying Agent. The Company initially appoints the Trustee as Security Registrar and Paying Agent with respect to the 2011 Notes. The office or agency in the City and State of New York where 2011 Notes may be presented for registration of transfer or exchange and the Place of Payment for the 2011 Notes shall initially be Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041.

SECTION 1.4 Transfer and Exchange.

(i) Transfer and Exchange of 2011 Notes in Definitive Form. The transfer and exchange of 2011 Notes issued in the form of a Definitive Security shall be effected in accordance with Section 3.5 of the Original Indenture.

(ii) Transfer and Exchange of Global 2011 Notes. The transfer and exchange of 2011 Notes issued in the form of a Global Security, or beneficial interests therein shall be effected through the Depositary, in accordance with Section 3.5 of the Original Indenture and Article I of this First Supplemental Indenture (including any restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

SECTION 1.5 Defeasance and Discharge. The 2011 Notes shall be subject to satisfaction and discharge and to both legal defeasance and covenant defeasance as contemplated by Article Thirteen of the Original Indenture.

SECTION 1.6 Amendment to Article Ten of the Original Indenture. Pursuant to Section 9.1 of the Original Indenture, the following covenant of the Company is made solely in relation to the 2011 Notes by adding the following Section to Article Ten of the Original Indenture:

Section 10.9 Restriction on Use of Certain Proceeds.

The Company will not use the proceeds from the issuance of the 2011 Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any “margin stock” (within the meaning of such term in Regulation U of the Federal Reserve Board of the United States of America (12 CFR 221)) in violation of Regulation U; provided that the foregoing shall not apply to the Capital Stock of the Company.

SECTION 1.7 Additional Definitions. Pursuant to Section 9.1 of the Original Indenture, the following the following terms are inserted into Section 1.1 of the Original Indenture in the appropriate alphabetical order and made applicable only to the 2011 Notes:

“2011 Notes” means the series of Securities designated the “5.75% Senior Notes due 2011” duly authorized by the Company under the First Supplemental Indenture.

“First Supplemental Indenture” means the First Supplemental Indenture between the Company and the Trustee dated as of June 8, 2006 relating to the Company’s 2011 Notes.

ARTICLE II

REDEMPTION

SECTION 2.1 Redemption. The Company, at its option, may redeem the 2011 Notes in accordance with the provisions of numbered paragraph 3 on the reverse side of the form of 2011 Note set forth in Exhibit A hereof. Except as provided in the foregoing sentence, the Company shall have no obligation to redeem, purchase or repay the 2011 Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.2 Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.3 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2011 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.4 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

BJ SERVICES COMPANY

By:	/s/ J. W. Stewart
Name:	J. W. Stewart
Title:	Chairman, President and Chief Executive Officer

By:	/s/ Jeffrey E. Smith
Name:	Jeffrey E. Smith
Title:	Vice President – Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christina Faith
Name:	Christina Faith
Title:	Vice President

Exhibit A

FORM OF 2011 NOTE

[FACE OF SECURITY]

[Insert if a Global Security - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

No.

BJ SERVICES COMPANY

5.75% SENIOR NOTE DUE 2011

CUSIP No. : 055482 AH 6	U.S. $ [Insert if a Global Security - ,which principal amount may be increased or decreased by the Schedule of Increases and Decreases in Global Security attached hereto.]

BJ Services Company., a corporation duly incorporated under the laws of the State of Delaware (herein called the “Company,” which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              [insert “Cede & Co.” if issued as a Global Security], or its registered assigns, the principal sum of              United States dollars, [insert if a Global Security - or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security], on June 1, 2011, and to pay interest thereon from June 8, 2006, or from the most recent Interest Payment Date (defined herein) to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 2006 in the case of the Original 2011 Notes (the “Interest Payment Dates”) at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered as of 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be the May 15 or November 15 (regardless of whether a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Interest payable on each Interest Payment Date will include interest accrued from and including June 8, 2006, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. For purposes of this Security, “Business Day” means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

Payments of principal of, premium, if any, and interest due on the 2011 Notes representing 2011 Notes in the form of Global Securities on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

Payments in respect of this Security, if in the form of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of this Security, if in the form of a Definitive Security (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Security Register of Holders or at the option of the Holder, payment of interest on a

Definitive Security will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

This Security is issued in respect of a series of Securities of an initial aggregate of $250 million in principal amount designated as the 5.75% Senior Notes due 2011 of the Company and is governed by the Indenture dated as of June 8, 2006 (the “Original Indenture”), duly executed and delivered by the Company, as issuer, to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of June 8, 2006, duly executed by the Company and the Trustee (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as Securities under the Indenture.

The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its authorized officer.

Dated:

BJ SERVICES COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

BJ SERVICES COMPANY

5.75% SENIOR NOTE DUE 2011

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series designated as the 5.75% Senior Notes due 2011 of the Company, issued in an initial aggregate principal amount of $250 million (the “2011 Notes”).

1. Paying Agent and Security Registrar.

Initially, Wells Fargo Bank, National Association will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar at any time upon notice to the Trustee and the Holders. The Company may act as Paying Agent.

2. Indenture.

Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of the 2011 Notes include those stated in the Original Indenture, those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Original Indenture, and those terms stated in the First Supplemental Indenture. The 2011 Notes are subject to all such terms, and Holders of 2011 Notes are referred to the Original Indenture, the First Supplemental Indenture and the Trust Indenture Act for a statement of them. The 2011 Notes are general unsecured obligations of the Company limited to an initial aggregate principal amount of $250 million; provided, however, that the authorized aggregate principal amount of the 2011 Notes may be increased from time to time as provided in the First Supplemental Indenture.

3. Optional Redemption.

The 2011 Notes are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the 2011 Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the Redemption Price) on such 2011 Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points; plus, in either case, accrued interest thereon to the Redemption Date.

The actual Redemption Price, calculated as provided above, shall be calculated by the Company and certified to the Trustee.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date applicable to the 2011 Notes, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2011 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such 2011 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

Except as set forth above, the 2011 Notes will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

2011 Notes called for optional redemption become due on the Redemption Date. Notices of optional redemption will be given by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date, to each Holder of the 2011 Notes to be redeemed, at its address as shown in the Security Register. The notice of optional redemption for the 2011 Notes will state, among other things, the aggregate principal amount of such 2011 Notes to be redeemed, the Redemption Date, the Redemption Price, or if not then ascertainable, the method of calculating such Redemption Price, and the place(s) where payment will be made upon presentation and surrender of 2011 Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Redemption Date with respect to any 2011 Notes that have been called for optional redemption. If less than all the 2011 Notes are redeemed at any time, the Trustee will select the 2011 Notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

The 2011 Notes may be redeemed in part in multiplies of $1,000 only. In the event of redemption of this Security in part only, a new 2011 Note or 2011 Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Any such redemption will also comply with Article Eleven of the Indenture.

4. Denominations; Transfer; Exchange.

The 2011 Notes are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, 2011 Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

5. Person Deemed Owners.

The registered Holder of a 2011 Note may be treated as the owner of it for all purposes.

6. Amendment; Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the then Outstanding Securities of each series to be affected, with each such series voting as a separate series. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

7. Obligation Absolute.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

8. Acceleration of Principal.

If an Event of Default with respect to 2011 Notes shall occur and be continuing, the principal of the 2011 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

9. Registration, Transfer and Exchange.

If this Security is a Global Security, (a) this Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture and (b) the holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

If this Security is a Definitive Security, as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York which initially will be Wells Fargo Corporate Trust, 45 Broadway, 12th Floor, New York, New York 10006, Attn: Worldwide Securities Services, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

11. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

12. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2011 Notes as a convenience to the Holders of the 2011 Notes. No representation is made as to the accuracy of such number as printed on the 2011 Notes, and reliance may be placed only on the other identification numbers printed hereon.

14. No Recourse Against Certain Persons.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

15. Defeasance.

The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

16. Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –
(Cust.)

TEN ENT	– as tenants by entireties	Custodian for:
(Minor)

under Uniform Gifts to
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated
Registered Holder

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES

IN GLOBAL SECURITY*

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

*	To be added as a separate page, if a Global Security.